UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

PIONEER POWER SOLUTIONS, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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PIONEER POWER SOLUTIONS, INC.

400 Kelby Street, 12th Floor

Fort Lee, New Jersey 07024

Telephone: (212) 867-0700

April 14, 2017

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Pioneer Power Solutions, Inc. to be held at 11:00 a.m., New York time, on May 11, 2017, at the offices of Haynes and Boone, LLP, located at 30 Rockefeller Plaza, 26th Floor, New York, New York 10112. Please see the enclosed Notice of Annual Meeting of Stockholders for information regarding admission to the meeting.

Please note that in order to gain admission to the site of our annual meeting, all attendees will need to present a photo identification card and have their name previously provided to building security. As such, in order to facilitate your attendance at the annual meeting, we strongly encourage you to advise Alexandra Faybyshenko by email at info@pioneerpowersolutions.com or phone at (212) 867-0700 if you plan to attend the meeting prior to 5:00 p.m., New York time, on May 10, 2017, so that we can provide your name to building security. In the event that you do not advise us ahead of time that you will be attending the annual meeting, we encourage you to arrive at the meeting no later than 10:30 a.m., New York time, in order to ensure that you are able to pass through security prior to the start of the meeting.

Your vote is very important, regardless of the number of shares of our voting securities that you own. To vote your shares, you may use the enclosed proxy card, vote by telephone or over the Internet, or attend the meeting and vote in person. If your shares are held in the name of a broker, trust, bank or other nominee, and you receive these materials through your broker or through another intermediary, please complete and return the materials in accordance with the instructions provided to you by such broker or other intermediary or contact your broker directly in order to obtain a proxy issued to you by your nominee holder to attend the meeting and vote in person. Failure to do so may result in your shares not being eligible to be voted by proxy at the meeting.

On behalf of the board of directors, I urge you to submit your proxy as soon as possible, even if you currently plan to attend the meeting in person.

Thank you for your support of our company. I look forward to seeing you at the annual meeting.

Sincerely,
/s/ Nathan J. Mazurek
Nathan J. Mazurek
Chairman

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE STOCKHOLDER MEETING TO BE HELD ON MAY 11, 2017:

Our official Notice of Annual Meeting of Stockholders, Proxy Statement and 2016 Annual Report to Stockholders are available at:

www.proxyvote.com

PIONEER POWER SOLUTIONS, INC.

400 Kelby Street, 12th Floor

Fort Lee, New Jersey 07024

Telephone: (212) 867-0700

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 11, 2017

The 2017 Annual Meeting of Stockholders of Pioneer Power Solutions, Inc., a Delaware corporation (the “Company”) to be held at 11:00 a.m., New York time, on May 11, 2017, at the offices of Haynes and Boone, LLP, located at 30 Rockefeller Plaza, 26th Floor, New York, New York 10112. We will consider and act on the following items of business at the Annual Meeting:

(1)	Election of seven directors to serve on our board of directors for a term of one year or until their successors are elected and qualified, for which the following are nominees: Nathan J. Mazurek, Thomas Klink, Yossi Cohn, David J. Landes, Ian Ross, David Tesler and Jonathan Tulkoff.
(2)	Ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.
(3)	An advisory vote on executive compensation as disclosed in these materials.
(4)	Such other business as may properly come before the Annual Meeting.

Stockholders are referred to the Proxy Statement accompanying this notice for more detailed information with respect to the matters to be considered at the Annual Meeting. After careful consideration, the board of directors recommends a vote FOR the nominees for director named above, FOR the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017, and FOR the approval of the compensation of the Company’s named executive officers.

The board of directors has fixed the close of business on April 3, 2017 as the record date (the “Record Date”). Only holders of record of shares of our common stock are entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting or at any postponement(s) or adjournment(s) of the Annual Meeting. A complete list of registered stockholders entitled to vote at the Annual Meeting will be available for inspection at the office of the Company during regular business hours for the 10 calendar days prior to and during the Annual Meeting.

Please note that in order to gain admission to the site of our annual meeting, all attendees will need to present a photo identification card and have their name previously provided to building security. As such, in order to facilitate your attendance at the annual meeting, we strongly encourage you to advise Alexandra Faybyshenko by email at info@pioneerpowersolutions.com or phone at (212) 867-0700 if you plan to attend the meeting prior to 5:00 p.m., New York time, on May 10, 2017, so that we can provide your name to building security. In the event that you do not advise us ahead of time that you will be attending the annual meeting, we encourage you to arrive at the meeting no later than 10:30 a.m., New York time, in order to ensure that you are able to pass through security prior to the start of the meeting.

YOUR VOTE AND PARTICIPATION IN THE COMPANY’S AFFAIRS ARE IMPORTANT. TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING, PLEASE VOTE IN ONE OF THESE WAYS:

●	USE THE TOLL-FREE NUMBER shown on your proxy card;
●	VISIT THE WEBSITE noted on your proxy card to vote via the Internet;
●	MARK, SIGN, DATE AND PROMPTLY RETURN the enclosed proxy card in the postage-paid envelope; or
●	VOTE IN PERSON by appearing at the Annual Meeting and submitting a ballot at the meeting.

STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY DESIRE.

If your shares are held in the name of a broker, trust, bank or other nominee, and you receive these materials through your broker or through another intermediary, please complete and return the materials in accordance with the instructions provided to you by such broker or other intermediary or contact your broker directly in order to obtain a proxy issued to you by your nominee holder to attend the Annual Meeting and vote in person. Failure to do so may result in your shares not being eligible to be voted by proxy at the Annual Meeting.

By Order of the Board of Directors,

/s/ Nathan J. Mazurek

Nathan J. Mazurek

Chairman

April 14, 2017

PIONEER POWER SOLUTIONS, INC.

400 Kelby Street, 12th Floor

 Fort Lee, New Jersey 07024

Telephone: (212) 867-0700

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 11, 2017

Unless the context otherwise requires, references in this Proxy Statement to “we,” “us,” “our,” the “Company,” or “Pioneer” refer to Pioneer Power Solutions, Inc., a Delaware corporation, and its direct and indirect subsidiaries. In addition, unless the context otherwise requires, references to “stockholders” are to the holders of our voting securities, which consist of our common stock, par value $0.001 per share.

The accompanying proxy is solicited by the board of directors on behalf of Pioneer Power Solutions, Inc., a Delaware corporation, to be voted at the annual meeting of stockholders of the Company (the “Annual Meeting”) to be held on May 11, 2017, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders (the “Notice”) and at any adjournment(s) or postponement(s) of the Annual Meeting. This Proxy Statement and accompanying form of proxy are expected to be first sent or given to stockholders on or about April 14, 2017.

The executive offices of the Company are located at, and the mailing address of the Company is, 400 Kelby Street, 12th Floor, Fort Lee, New Jersey 07024.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE STOCKHOLDER MEETING TO BE HELD ON MAY 11, 2017:

Our official Notice of Annual Meeting of Stockholders, Proxy Statement and 2016 Annual Report to Stockholders are available at:

www.proxyvote.com

ABOUT THE ANNUAL MEETING

What is a proxy?

A proxy is another person that you legally designate to vote your stock. If you designate someone as your proxy in a written document, that document is also called a “proxy” or a “proxy card.” If you are a street name holder, you must obtain a proxy from your broker or nominee in order to vote your shares in person at the Annual Meeting.

What is a proxy statement?

A proxy statement is a document that regulations of the Securities and Exchange Commission (the “SEC”) require that we give to you when we ask you to sign a proxy card to vote your stock at the Annual Meeting.

What is the purpose of the Annual Meeting?

At our Annual Meeting, stockholders will act upon the matters outlined in the Notice, including the following:

(1)	Election of seven directors to serve on our board of directors for a term of one year or until their successors are elected and qualified, for which the following are nominees: Nathan J. Mazurek, Thomas Klink, Yossi Cohn, David J. Landes, Ian Ross, David Tesler and Jonathan Tulkoff.
(2)	Ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.
(3)	An advisory vote on executive compensation as disclosed in these materials.
(4)	Such other business as may properly come before the Annual Meeting.

What is “householding” and how does it affect me?

With respect to eligible stockholders who share a single address, we may send only one Proxy Statement to that address unless we receive instructions to the contrary from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a stockholder of record residing at such address wishes to receive a separate Proxy Statement in the future, he or she may contact Pioneer Power Solutions, Inc., 400 Kelby Street, 12th Floor, Fort Lee, New Jersey 07024, Attn: Investor Relations or call (212) 867-0700 and ask for Investor Relations. Eligible stockholders of record receiving multiple copies of our Proxy Statement can request householding by contacting us in the same manner. Stockholders who own shares through a bank, broker or other nominee can request householding by contacting the nominee.

We hereby undertake to deliver promptly, upon written or oral request, a copy of the Proxy Statement to a stockholder at a shared address to which a single copy of the document was delivered. Requests should be directed to Investor Relations at the address or phone number set forth above.

SEC rules permit companies to send you a notice that proxy information is available on the Internet, instead of mailing you a complete set of materials. In the future, the Company may choose to distribute proxy information in this manner.

What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple copies of this Proxy Statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. Similarly, if you are a stockholder of record and hold shares in a brokerage account, you will receive a proxy card for shares held in your name and a voting instruction card for shares held in street name. Please complete, sign, date and return each proxy card and voting instruction card that you receive, or vote by telephone or Internet in accordance with the instructions set forth thereon, to ensure that all your shares are voted.

What is the record date and what does it mean?

The record date to determine the stockholders entitled to notice of and to vote at the Annual Meeting is the close of business on April 3, 2017 (the “Record Date”). The Record Date is established by the board of directors as required by Delaware law. On the Record Date, 8,712,712 shares of common stock were issued and outstanding.

Who is entitled to vote at the Annual Meeting?

Holders of common stock at the close of business on the Record Date may vote at the Annual Meeting.

What are the voting rights of the stockholders?

Each holder of common stock is entitled to one vote per share of common stock on all matters to be acted upon at the Annual Meeting.

The presence, in person or by proxy, of the holders of a majority of the shares of the stock entitled to vote at the Annual Meeting is necessary to constitute a quorum to transact business. If a quorum is not present or represented at the Annual Meeting, the stockholders entitled to vote at the Annual Meeting, present in person or by proxy, may adjourn the Annual Meeting from time to time without notice or other announcement until a quorum is present or represented.

What is the difference between a stockholder of record and a “street name” holder?

If your shares are registered directly in your name with Action Stock Transfer Corporation, our stock transfer agent, you are considered the stockholder of record with respect to those shares. The Proxy Statement and proxy card have been sent directly to you by us.

If your shares are held in a stock brokerage account or by a bank or other nominee, the nominee is considered the record holder of those shares. You are considered the beneficial owner of these shares, and your shares are held in “street name.” The Proxy Statement and proxy card have been forwarded to you by your nominee. As the beneficial owner, you have the right to direct your nominee concerning how to vote your shares by using the voting instructions they included in the mailing or by following their instructions for voting by telephone or the Internet.

What is a broker non-vote?

A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. Your broker does not have discretionary authority to vote your shares with respect to the election of directors (Proposal 1) or the advisory vote with respect to executive compensation (Proposal 3) in the absence of specific instructions from you.

How do I vote my shares?

If you are a record holder, you may vote your voting securities at the Annual Meeting in person or by proxy. To vote in person, you must attend the Annual Meeting and obtain and submit a ballot. The ballot will be provided at the Annual Meeting. To vote by proxy, you must do one of the following:

●	USE THE TOLL-FREE NUMBER shown on your proxy card;
●	VISIT THE WEBSITE shown on your proxy card to vote via the Internet; or
●	MARK, SIGN, DATE AND PROMPTLY RETURN the enclosed proxy card in the postage-paid envelope.

The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow you to vote your shares and to confirm that your instructions have been properly recorded. Please refer to your proxy card or the information forwarded by your bank, broker or other nominee to see which options are available to you. The proxy card is fairly simple to complete, with specific instructions right on the card. By completing and submitting it, you will direct the designated persons (known as “proxies”) to vote your stock at the Annual Meeting in accordance with your instructions. The board of directors has appointed Nathan J. Mazurek, president and chief executive officer, and Thomas Klink, chief financial officer, treasurer and secretary to serve as the proxies for the Annual Meeting.

Your proxy card will be valid only if you sign, date and return it before the Annual Meeting. If you complete all of the proxy card except one or more of the voting instructions, then the designated proxies will vote your shares as to which you provide no voting instructions in the manner described under “What if I do not specify how I want my shares voted?” below. We do not anticipate that any other matters will come before the Annual Meeting, but if any other matters properly come before the meeting, then the designated proxies will vote your shares in accordance with applicable law and their judgment.

If you hold your shares in “street name,” your bank, broker or other nominee should provide to you a request for voting instructions along with the Company’s proxy solicitation materials. By completing the voting instruction card, you may direct your nominee how to vote your shares. If you complete the voting instruction card except one or more of the voting instructions, then your broker may be unable to vote your shares with respect to the proposal as to which you provide no voting instructions. See “What is a broker non-vote?” Alternatively, if you want to vote your shares in person at the Annual Meeting, you must contact your nominee directly in order to obtain a proxy issued to you by your nominee holder. Note that a broker letter that identifies you as a stockholder is not the same as a nominee issued proxy. If you fail to bring a nominee-issued proxy to the Annual Meeting, you will not be able to vote your nominee-held shares in person at the Annual Meeting.

Even if you currently plan to attend the Annual Meeting, we recommend that you also submit your proxy as described above so that your votes will be counted if you later decide not to attend the Annual Meeting or are unable to attend.

Who counts the votes?

All votes will be tabulated by Alexandra Faybyshenko, financial controller, the inspector of election appointed for the Annual Meeting. Each proposal will be tabulated separately.

What are my choices when voting?

In the election of directors (Proposal 1), stockholders may vote for all director nominees or may withhold their votes as to one or more director nominees. With respect to the ratification of the independent registered public accounting firm and the advisory vote on executive compensation (Proposals 2 and 3), stockholders may vote for the proposal, against the proposal, or abstain from voting on the proposal.

What are the board of directors’ recommendations on how I should vote my shares?

The board of directors recommends that you vote your shares as follows:

Proposal 1—FOR the election of the seven nominees for director.

Proposal 2—FOR the ratification of the independent registered public accounting firm.

Proposal 3 - FOR the advisory vote on executive compensation as disclosed in these materials.

What if I do not specify how I want my shares voted?

If you return a signed proxy card and do not specify on your proxy card (or when giving your proxy by telephone or over the Internet) how you want to vote your shares, we will vote the shares in the following manner:

Proposal 1—FOR the election of the seven nominees for director.

Proposal 2—FOR the ratification of the independent registered public accounting firm.

Proposal 3 - FOR the advisory vote on executive compensation as disclosed in these materials.

If you are a street name holder and do not provide voting instructions on one or more proposals, your bank, broker or other nominee may be unable to vote those shares. See “What is a broker non-vote?”

Can I change my vote?

Yes. If you are a record holder, you may revoke your proxy at any time by any of the following means:

●	Attending the Annual Meeting and voting in person. Your attendance at the Annual Meeting will not by itself revoke a proxy. You must vote your shares by ballot at the Annual Meeting to revoke your proxy.
●	Completing and submitting a new valid proxy bearing a later date by Internet, telephone or mail.
●	Giving written notice of revocation to the Company addressed to Thomas Klink, chief financial officer, treasurer and secretary, at the Company’s address above, which notice must be received before noon, New York time on May 10, 2017.

If you are a street name holder, your bank, broker or other nominee should provide instructions explaining how you may change or revoke your voting instructions.

What percentage of the vote is required to approve each proposal?

Assuming the presence of a quorum, the seven director nominees who receive the most votes cast in the election of directors will be elected.

Assuming the presence of a quorum, ratification of the independent registered public accounting firm (Proposal 2) and the approval of the advisory vote on executive compensation (Proposal 3) will require the affirmative vote of the holders of a majority of the shares of our common stock represented in person or by proxy at the Annual Meeting.

How are abstentions and broker non-votes treated?

Abstentions or votes withheld are included in the determination of the number of shares present at the Annual Meeting for determining a quorum at the meeting. Votes withheld will have no effect with respect to the election of directors (Proposal 1). Abstentions will have the same effect as a vote against the ratification of the independent registered public accounting firm (Proposal 2) and the approval of the advisory vote on executive compensation (Proposal 3).

Broker non-votes are included in the determination of the number of shares present at the Annual Meeting for determining a quorum at the meeting. Broker non-votes will have no effect upon Proposal 1 and are not applicable to Proposal 2.

Broker non-votes will have the same effect as a vote against Proposal 3.

Do I have any dissenters’ or appraisal rights with respect to any of the matters to be voted on at the Annual Meeting?

No. None of our stockholders has any dissenters’ or appraisal rights with respect to the matters to be voted on at the Annual Meeting.

When will the next stockholder advisory vote on executive compensation occur?

At our 2014 Annual Meeting of Stockholders, we submitted to stockholders an advisory vote on whether an advisory vote on executive compensation should be held every one, two or three years. “Three years” was the frequency that received the highest number of votes. In light of such outcome, we intend to hold an advisory vote on executive compensation every three years. Proposal 3 of this Proxy Statement allows our stockholders to cast an advisory vote on executive compensation as disclosed in these materials. We anticipate that the next such vote will be held at our 2020 Annual Meeting of Stockholders.

What are the solicitation expenses and who pays the cost of this proxy solicitation?

Our board of directors is asking for your proxy and we will pay all of the costs of asking for stockholder proxies. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding solicitation material to the beneficial owners of common stock and collecting voting instructions. We may use officers and employees of the Company to ask for proxies, as described below.

Is this Proxy Statement the only way that proxies are being solicited?

No. In addition to the solicitation of proxies by use of the mail, officers and employees of the Company may solicit the return of proxies, either by mail, telephone, fax, e-mail or through personal contact. These officers and employees will not receive additional compensation for their efforts but will be reimbursed for out-of-pocket expenses. Brokerage houses and other custodians, nominees and fiduciaries, in connection with shares of the common stock registered in their names, will be requested to forward solicitation material to the beneficial owners of shares of common stock.

Are there any other matters to be acted upon at the Annual Meeting?

Management does not intend to present any business at the Annual Meeting for a vote other than the matters set forth in the Notice and has no information that others will do so. If other matters requiring a vote of the stockholders properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented by the proxies held by them in accordance with applicable law and their judgment on such matters.

Where can I find voting results?

The Company expects to publish the voting results in a current report on Form 8-K, which it expects to file with the SEC within four business days following the Annual Meeting.

Who can help answer my questions?

The information provided above in this “Question and Answer” format is for your convenience only and is merely a summary of the information contained in this Proxy Statement. We urge you to carefully read this entire Proxy Statement, including the documents we refer to in this Proxy Statement. If you have any questions, or need additional material, please feel free to contact Alexandra Faybyshenko by email at info@pioneerpowersolutions.com or phone at (212) 867-0700.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTERS

Director Independence

Our board of directors has determined that each of Yossi Cohn, Ian Ross, David Tesler and Jonathan Tulkoff satisfy the requirements for independence set out in Section 5605(a)(2) of the Nasdaq Stock Market Rules and that each of these directors has no material relationship with us (other than being a director and/or a stockholder). In making its independence determinations, the board of directors sought to identify and analyze all of the facts and circumstances relating to any relationship between a director, his immediate family or affiliates and our company and our affiliates and did not rely on categorical standards other than those contained in the Nasdaq Stock Market rule referenced above.

Because Nathan Mazurek, our president, chief executive officer and chairman of the board of directors, controls a majority of our outstanding voting power, we are a “controlled company” under the corporate governance rules of the Nasdaq Stock market. Therefore, we are not required to have a majority of our board of directors be independent, nor are we required to have a compensation committee or an independent nominating function. In light of our status as a controlled company, our small size and our desire to efficiently manage our financial and administrative resources, our board of directors has determined not to have a majority of independent directors or an independent nominating or compensation committee and to have the full board of directors be directly responsible for compensation matters and for nominating members of our board. However, only Messrs. Cohn, Ross, Tesler and Tulkoff satisfy the independence requirement that would apply to the members of such committees under the Nasdaq Stock Market Rules.

Board Committees

Our board of directors established an audit committee on March 24, 2011, which has the composition and responsibilities described below. We do not have a standing nominating and corporate governance committee or a compensation committee.

Audit Committee. The audit committee consists of Messrs. Cohn, Ross and Tulkoff, each of whom our board has determined to be financially literate and qualify as an independent director under Section 5605(a)(2) of the rules of the Nasdaq Stock Market. In addition, Mr. Ross is the chairman of the audit committee and qualifies as a financial expert as defined in Item 407(d)(5)(ii) of Regulation S-K. The audit committee’s duties are to recommend to our board of directors the engagement of independent auditors to audit our financial statements and to review our accounting and auditing principles. The audit committee will review the scope, timing and fees for the annual audit and the results of audit examinations performed by internal auditors and independent public accountants, including their recommendations to improve the system of accounting and internal controls. The audit committee held a total of five meetings during the fiscal year ended December 31, 2016. The audit committee operates under a formal charter adopted by the board of directors that governs its duties and conduct. Copies of the charter can be obtained free of charge from the Company’s web site, www.pioneerpowersolutions.com, by contacting the Company by mail at the address appearing on the first page of this Proxy Statement to the attention of Investor Relations, or by telephone at (212) 867-0700.

Meetings and Attendance

During the fiscal year ended December 31, 2016, the board of directors held five meetings, and with the exception of one director absent for one meeting of the board of directors, each director attended 100 percent of the aggregate number of all (i) board meetings held during the period for which he was a director and (ii) committee meetings held during the period for which he was a committee member. We do not have a policy requiring director attendance at stockholder meetings, but members of our board of directors are encouraged to attend. All of our directors attended the Annual Meeting of Stockholders held on May 12, 2016 in person.

Board Leadership Structure

The board of directors is committed to promoting effective, independent governance of the Company. The board strongly believes it is in the best interests of the stockholders and the Company for the board to have the flexibility to select the best director to serve as chairman at any given time, regardless of whether that director is an independent director or the chief executive officer. Consequently, we do not have a policy governing whether the roles of chairman of the board and chief executive officer should be separate or combined. This decision is made by our board of directors, based on the best interests of the Company considering the circumstances at the time.

Currently, the board has determined that it is in the best interests of the stockholders and the Company for Nathan Mazurek to serve as our chairman as well as our chief executive officer and president.

The board believes that this structure has been effective for the Company and continues to be best for the Company at this point in time for several reasons. The board believes that as the Company’s founder and as a significant equity holder, Mr. Mazurek is well qualified to serve as our chairman and chief executive officer and president, and his interests are sufficiently aligned with the stockholders he represents. Mr. Mazurek has extensive experience in the electrical equipment and components industry and a long tenure of executive leadership with us. The board believes the Company has been well-served by this leadership structure and by Mr. Mazurek’s service. Mr. Mazurek is the person with primary responsibility for our day-to-day operations and the execution of our strategies. Since our performance is one of the most important topics at board meetings, it makes sense for Mr. Mazurek to chair such discussions. This allows him to highlight important issues without unnecessary procedural delay. It also allows him to provide the proper context and background, including access to members of management and Company and industry reports, for each issue considered by the board. Mr. Mazurek adheres to an “open door” policy in his communications with board members and talks frequently with board members. Furthermore, board members are encouraged to freely communicate with any member of management at any time. The board believes it has been beneficial, in terms of its relationship with employees, stockholders, customers, business partners, lenders and other, to provide a single voice for the Company through Mr. Mazurek. Having one person serve as both our chairman and chief executive officer and president demonstrates for our employees, stockholders, customers, business partners, lenders and others that the Company is under strong leadership, with a single person setting the tone and having primary responsibility for managing our operations. Having a single leader for both the Company and the board of directors eliminates the potential for confusion or duplication of efforts, and provides clear leadership for our Company. Although not required, a number of our board seats are held by independent directors. Each such director is highly qualified, with extensive experience in the industry, in finance and in other relevant fields. In Mr. Mazurek, the board has found an effective leader who is able to facilitate open and productive discussion, effectively utilize each individual director’s unique perspective and expertise, lead the board in innovative and creative problem solving and, by virtue of his personal ownership in the Company, to represent the interests of our stockholders as a whole.

The board has not appointed a lead independent director. As described above, the board currently believes that Mr. Mazurek is able to facilitate open and productive discussion and decision-making, and elicit input, including dissent, from independent directors. Furthermore, the board believes that its independent directors have a strong voice and ample opportunity to meet and discuss Company matters outside the presence of Mr. Mazurek and the other employee directors without needing a formal leader to instigate such discussions or facilitate communication with Mr. Mazurek and other members of management.

Role in Risk Oversight

The board of directors takes a practical role in overseeing management of the Company’s risks through its review of risks associated with our operations and strategic initiatives and through the board’s audit committee. Our audit committee is comprised solely of independent directors and has responsibility to review certain risks as defined in its governing charter. The audit committee reviews and discusses with management our major financial risks, including any risk assessment or risk management policies. The audit committee provides input regarding such risk on a quarterly basis in connection with its review and approval of our quarterly Form 10-Q and annual Form 10-K filings. The board of directors also reviews information concerning other risks through updates from the audit committee members and from our employees at board meetings and via telephone calls scheduled on an as-needed basis.

Communications with the Board of Directors

We have no formal procedures to follow for stockholders to communicate with the board of directors. Any stockholder who wishes to communicate with our board of directors, any committee of our board of directors or any individual director, may do so by mailing or delivering a written communication to c/o Pioneer Power Solutions, Inc., 400 Kelby Street, 12th Floor, Fort Lee, New Jersey 07024, Attention: Thomas Klink, Secretary. All appropriate communications received from stockholders at the designated address will be forwarded to the full board of directors, any committee thereof or individual director to whom the communication is addressed.

Director Nomination Policies

As discussed above, in light of our status as a controlled company, our board of directors has determined not to have a standing nominating and corporate governance committee consisting entirely of independent directors. Therefore, our full board of directors is directly responsible for selecting each director nominee.

The board of directors will consider all proposed nominees for the board of directors, including those put forward by stockholders. Stockholder nominations should be addressed to the board of directors in care of the Secretary, c/o Pioneer Power Solutions, Inc., 400 Kelby Street, 12th Floor, Fort Lee, New Jersey 07024, in accordance with the provisions of the Company’s bylaws. The board of directors reviews the applicable skills and characteristics required of director nominees in the context of current board composition and Company circumstances. In making its selection of each director nominee, the board of directors evaluates all factors it considers appropriate, which may include experience, accomplishments, education, understanding of the business and the industry in which the Company operates, specific skills, general business acumen and the highest personal and professional integrity. Generally, the board of directors will first consider current board members because they meet the criteria listed above and possess an in depth knowledge of the Company, its history, strengths, weaknesses, goals and objectives. This level of knowledge has proven very valuable to the Company. In determining whether to recommend a director for re-election, the board of directors also considers the director’s past attendance at meetings and participation in and contributions to the activities of the board.

The board of directors aims to assemble a diverse group of board members and believes that no single criterion such as gender or minority status is determinative in obtaining diversity on the board. The board defines diversity as differences of viewpoint, professional experience, education and skills such as a candidate’s range of experience serving on other public company boards, the balance of the business interest and experience of the candidate as compared to the incumbent or other nominated directors, and the need for any particular expertise on the board or its audit committee.

Certain Related Transactions and Relationships

On January 7, 2016, Andrew Minkow resigned as a director and as our chief financial officer, effective immediately. In connection with his resignation, Mr. Minkow entered into a General Release and Severance Agreement with us, pursuant to which, among other things, Mr. Minkow resigned from all of his positions with us and we retained Mr. Minkow as a consultant for a period of three months to perform such services as we may reasonably request for $25,000 monthly retainer payments, in exchange for Mr. Minkow making himself available for up to 40 hours per week. We also agreed to provide Mr. Minkow with the following: (a) severance payments, in an amount equal to his base salary for a period of three months after the 60th day following the expiration of the three month consultancy period (with the initial payment including any amounts that would have been payable to Mr. Minkow during such 60 day period, subject to Mr. Minkow’s compliance with the severance agreement); and (b) a lump-sum equivalent to our portion of Mr. Minkow’s premiums under the Consolidated Omnibus Budget Reconciliation Act of 1985 for 12 months on the first payroll date after the 60th day following the date of the severance agreement. Any grants of equity-based incentive compensation granted to Mr. Minkow will remain subject to the terms of the Pioneer Power Solutions, Inc. 2011 Long-Term Incentive Plan and as set forth in the applicable grant documents. In addition, in exchange for Mr. Minkow’s execution of a supplemental release agreement following the three month consultancy period, and Mr. Minkow’s compliance with the terms of the severance agreement, we agreed to pay Mr. Minkow an amount equal to his base salary for 6 months, payable in accordance with our standard payroll practices, following cessation of the above described severance payments.

On September 30, 2015, we closed an underwritten public offering of 1,125,000 shares of common stock at a public offering price of $4.00 per share, for aggregate gross proceeds of $4.5 million, before deducting underwriting discounts and offering expenses. The investors in the offering included Jonathan Tulkoff, our director, who purchased 10,000 shares of common stock for an aggregate purchase price of $40,000; Thomas Klink, our current chief financial officer and a director, who purchased 2,745 shares of common stock for an aggregate purchase price of $10,980; David Tesler, our director, who purchased 3,750 shares of common stock for an aggregate purchase price of $15,000 and Andrew Minkow, our former chief financial officer and a former director, who purchased 1,000 shares of common stock for an aggregate purchase price of $4,000.

Generally, we do not enter into related party transactions unless the members of the board who do not have an interest in the potential transaction have reviewed the transaction and determined that (i) we would not be able to obtain better terms by engaging in a transaction with a non-related party and (ii) the transaction is in our best interest. This policy applies generally to any transaction in which we are to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year end for the previous two completed fiscal years, and in which any related person had or will have a direct or indirect material interest. This policy is not currently in writing. In addition, our audit committee, which was established on March 24, 2011, is required to pre-approve any related party transactions pursuant to its charter.

REPORT OF THE AUDIT COMMITTEE

The audit committee has reviewed and discussed the Company’s audited financial statements and related footnotes for the fiscal year ended December 31, 2016, and the independent auditor’s report on those financial statements, with management and with our independent auditor, BDO USA, LLP. The audit committee has also discussed with BDO USA, LLP the matters required to be discussed by the statement on Auditing Standards No. 16, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The audit committee has also received the written disclosures and the letter from BDO USA, LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding BDO USA, LLP ‘s communications with the audit committee concerning independence, and has discussed with BDO USA, LLP that firm’s independence.

Based on the review and the discussions referred to in the preceding paragraph, the audit committee determined that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 that was filed with the SEC.

The Audit Committee:

Ian Ross (Chairman)

Yossi Cohn

Jonathan Tulkoff

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our common stock as of April 3, 2017 by:

●	each person known by us to beneficially own more than 5.0% of our common stock;
●	each of our directors;
●	each of the named executive officers; and
●	all of our directors and executive officers as a group.

The percentages of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of the security, or investment power, which includes the power to dispose of or to direct the disposition of the security. Except as indicated in the footnotes to this table, each beneficial owner named in the table below has sole voting and sole investment power with respect to all shares beneficially owned and each person’s address, unless otherwise specified in the notes below, is c/o Pioneer Power Solutions, Inc., 400 Kelby Street, 12th Floor, Fort Lee, New Jersey 07024. As of April 3, 2017, we had 8,712,712 shares outstanding.

Name of Beneficial Owner	Number of Shares Beneficially Owned (1)		Percentage Beneficially Owned (1)
5% Owners
Provident Pioneer Partners, L.P.	4,560,000	(2)	52.3%
A. Lawrence Carroll Trust	655,000	(3)	7.5%
North Star Investment Management Corporation	466,880	(4)	5.4%

Officers and Directors
Nathan J. Mazurek	4,653,800	(5)	52.9%
Thomas Klink	112,400	(6)	1.3%
Yossi Cohn	5,800	(7)	*
David J. Landes	4,565,800	(8)	52.4%
Ian Ross	5,400	(7)	*
David Tesler	9,550	(9)	*
Jonathan Tulkoff	15,800	(10)	*
All directors and executive officers as a group (7 persons)	4,808,550		54.7%

*	Represents ownership of less than 1%
(1)	Shares of common stock beneficially owned and the respective percentages of beneficial ownership of common stock assumes the exercise of all options, warrants and other securities convertible into common stock beneficially owned by such person or entity currently exercisable or exercisable within 60 days of April 3, 2017. Shares issuable pursuant to the exercise of stock options and warrants exercisable within 60 days are deemed outstanding and held by the holder of such options or warrants for computing the percentage of outstanding common stock beneficially owned by such person, but are not deemed outstanding for computing the percentage of outstanding common stock beneficially owned by any other person.
(2)	Includes 4,560,000 shares of common stock held by Provident Pioneer Partners, L.P. Nathan J. Mazurek is the majority stockholder and a control person of Provident Canada Corp., the general partner of Provident Pioneer Partners, L.P., and, as such, has sole voting and investment power over these shares.
(3)	Beneficial ownership is based on information contained in Amendment No. 3 to Schedule 13G filed on February 3, 2017. A. Lawrence Carroll is the trustee of the A. Lawrence Carroll Trust and, in such capacity, has voting and dispositive power over the securities held for the account of this stockholder. The beneficial owner’s address is 415 L’Ambiance Drive, #804, Longboat Key, FL 34228.

(4)	Beneficial ownership is based on information contained in a Schedule 13G filed on January 10, 2017. The beneficial owner’s address is 20 N. Wacker Drive, Suite 1416, Chicago, Illinois 60606.
(5)	Nathan J. Mazurek is the majority stockholder and a control person of Provident Canada Corp., the general partner of Provident Pioneer Partners, L.P., and, as such, has sole voting and investment power over the 4,560,000 shares of common stock held by Provident Pioneer Partners, L.P. In addition, includes 80,800 shares subject to stock options which are exercisable within 60 days of April 3, 2017.
(6)	Includes 100,000 shares of common stock and 12,400 shares subject to stock options which are exercisable within 60 days of April 3, 2017.
(7)	Comprised of shares subject to stock options which are exercisable within 60 days of April 3, 2017.
(8)	David J. Landes is the minority stockholder and a control person of Provident Canada Corp., the general partner of Provident Pioneer Partners, L.P., and, as such, has beneficial ownership of the 4,560,000 shares of common stock held by Provident Pioneer Partners, L.P. In addition, includes 5,800 shares subject to stock options which are exercisable within 60 days of April 3, 2017.
(9)	Includes 3,750 shares of common stock and 5,800 shares subject to stock options which are exercisable within 60 days of April 3, 2017.
(10)	Includes 10,000 shares of common stock and 5,800 shares subject to stock options which are exercisable within 60 days of April 3, 2017.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and officers, and persons who own more than ten percent of our common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. Directors, officers and persons who own more than ten percent of our common stock are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us, during the fiscal year ended December 31, 2016, each of our directors, officers and greater than ten percent stockholders complied with all Section 16(a) filing requirements applicable to our directors, officers and greater than ten percent stockholders.

PROPOSAL 1

ELECTION OF DIRECTORS

The board of directors currently consists of seven members. Each of the persons set forth below has been nominated for reelection as a director by the board of directors to serve for a term of office to expire at the Annual Meeting of Stockholders in 2018, to hold office until his or her successor has been duly elected and qualified. Stockholders will be unable to vote for more than seven persons. The seven director nominees who receive the most votes cast in the election of directors will be elected. Should any of the director nominees become unable or unwilling to accept nomination or election, the proxy holders may vote the proxies for the election, in his stead, of any other person the board of directors may nominate or designate. Each of the director nominees has expressed his intention to serve the entire term for which election is sought.

Directors and Nominees

The following table sets forth the name, age and positions of the director nominees and each director:

Name	Age	Position with the Company
Nathan J. Mazurek	55	President, Chief Executive Officer and Chairman of the Board of Directors
Thomas Klink	54	Chief Financial Officer, Secretary, Treasurer and Director
Yossi Cohn	38	Director
David J. Landes	61	Director
Ian Ross	73	Director
David Tesler	43	Director
Jonathan Tulkoff	55	Director

The following sets forth biographical information and the qualifications and skills for each director nominee:

Nathan J. Mazurek. Mr. Mazurek has served as our chief executive officer, president and chairman of the board of directors since December 2, 2009. From December 2, 2009 through August 12, 2010, Mr. Mazurek also served as our chief financial officer, secretary and treasurer. Mr. Mazurek has over 25 years of experience in the electrical equipment and components industry. Mr. Mazurek has served as the chief executive officer, president, vice president, sales and marketing and chairman of the board of directors of Pioneer Transformers Ltd. since 1995. Mr. Mazurek has served as the president of American Circuit Breaker Corp., a former manufacturer and distributor of circuit breakers, since 1988 and as a director of Empire Resources, Inc., a distributor of semi-finished aluminum and steel products, since 1999. From 2002 through 2007, Mr. Mazurek served as president of Aerovox, Inc., a manufacturer of AC film capacitors. Mr. Mazurek received his BA from Yeshiva College in 1983 and his JD from Georgetown University Law Center in 1986. Mr. Mazurek brings to the board extensive experience with our company and in our industry. Since he is responsible for, and familiar with, our day-to-day operations and implementation of our strategy, his insights into our performance and into the electrical equipment and components industry are critical to board discussions and to our success.

Thomas Klink. Mr. Klink has served as a director since April 30, 2010 and as our chief financial officer, secretary and treasurer since January 7, 2016. Since 1996, he has served in various positions at Jefferson Electric, Inc., including as its chief executive officer, chief financial officer, vice president, treasurer, secretary and chairman of the board of directors. Previously, from 1994 to 1996, Mr. Klink served as a division controller at MagneTek, Inc., a company listed on NASDAQ, reporting to the corporate controller. Mr. Klink also previously served as a controller for U.S. Music Corporation, a manufacturer of musical instruments from 1990 through 1994. Mr. Klink received his BBA in Accounting from the University of Wisconsin – Milwaukee in 1984. Mr. Klink brings extensive industry and leadership experience to our board, including over 15 years of experience in the electrical equipment industry.

Yossi Cohn. Mr. Cohn has served as a director since December 2, 2009. Mr. Cohn founded L3C Capital Partners, LLC, an investor in multi-family residential properties, in June 2009, and serves as a partner in the firm. Mr. Cohn also serves as co-managing partner of YY Capital Partners, LLC, an investment firm he founded in 2007. Mr. Cohn served as a director of investor relations at IDT Corporation, a NYSE-listed telecommunications company, from September 2005 through May 2007. Prior to joining IDT Corporation, Mr. Cohn was a director of research at SAGEN Asset Management, an asset manager of funds of hedge funds, from January 2005 through May 2005. Mr. Cohn began his career as an analyst in the funds-of-funds investment group of Millburn Ridgefield Corporation, where he worked from 2001 through January 2005. Our board believes Mr. Cohn’s background at these and other companies, particularly in areas of capital markets, financial, strategic and investment management experience, makes him an effective member of our board.

David J. Landes. Mr. Landes has served as a director since December 2, 2009. Mr. Landes has served as president of Provident Sunnyside, LLC, CYMA Investments LLC and 2530 Foster Partners, LLC, each private real estate and investment companies for over the past five years. Mr. Landes received a BA from Columbia University, a JD from the University of Chicago and a PhD from Princeton University. Mr. Landes practiced corporate and securities law at Shearman and Sterling in New York City. Mr. Landes’ experience as a lawyer and principal provides him with significant knowledge and insight regarding corporate governance, financing, capital markets and executive leadership. In addition, since he is a founding member of the managing partner of Provident Pioneer Partners, L.P., our sole shareholder until December 2009, Mr. Landes provides the board with a unique perspective on our history and performance.

Ian Ross. Mr. Ross has served as a director since March 24, 2011. In 2000, Mr. Ross co-founded and has since served as president of Omniverter Inc., a company specializing in electrical power quality solutions for industrial producers and electrical utilities in the U.S. and Canada. He has also served as the president of KIR Resources Inc. and KIR Technologies Inc. since 1999, companies engaged in management consulting and import/export activities in the electrical equipment industry, respectively. Mr. Ross previously held positions in Canada as vice president technology with Schneider Canada, a specialist in energy management, and vice president of the distribution products business at Federal Pioneer Ltd., now part of Schneider Canada. Previously, Mr. Ross held a number of successive board level positions in UK engineering companies, culminating in five years as managing director, Federal Electric, Ltd., before moving to Canada in 1986 at the request of Federal Pioneer Ltd. He received an MA in mechanical sciences (electrical and mechanical engineering) from Cambridge University and subsequently qualified as an accountant ACMA. Our board believes that Mr. Ross’ relationships and broad experience in the electrical transmission and distribution equipment industry will assist us in continuing to grow our business and realizing our strategic goals.

David Tesler. Mr. Tesler has served as a director since December 2, 2009. Mr. Tesler has served as chief executive officer of LeaseProbe, LLC, a provider of lease abstracting services, since he founded the company in 2004. In 2008, LeaseProbe, LLC acquired Real Diligence, LLC, a provider of financial due diligence services. The combined company does business as Real Diligence and operates as an integrated outsourced provider of legal and commercial due diligence services for the commercial real estate industry. Prior to 2004, Mr. Tesler practiced law at Skadden Arps Slate Meager & Flom LLP and at Jenkens & Gilchrist, Parker Chapin LLP. Mr. Tesler received his BA from Yeshiva College, an MA in medieval history from Bernard Revel Graduate School and a JD from Benjamin A. Cardozo School of Law. Mr. Tesler brings extensive legal, strategic and executive leadership experience to our board.

Jonathan Tulkoff. Mr. Tulkoff has served as director since December 2, 2009. Mr. Tulkoff has served as president of Uniwire International, Ltd., a steel trading and marketing company, since 1995. Our board believes Mr. Tulkoff’s extensive strategic, international and executive leadership experience, particularly in commodity markets for metal products which represent one of the largest components of our company’s cost of manufacture, make him an effective member of our board.

The board of directors regards all of the individuals above as competent professionals with many years of experience in the business community. The board of directors believes that the overall experience and knowledge of the members of the board of directors will contribute to the overall success of our business.

Unless otherwise directed in the proxy, it is the intention of the persons named in the proxy to vote the shares represented by such proxy for the election of the director nominees. Each of the seven director nominees is presently a director of the Company.

Family Relationships

There are no family relationships among any of our directors and executive officers. Messrs. Mazurek and Klink are parties to certain agreements related to their service as executive officers and directors described in the “Agreements with Executive Officers” section of this Proxy Statement.

Vote Required

The seven director nominees who receive the most votes cast in the election of directors will be elected.

The board of directors recommends a vote FOR the director nominees.

EXECUTIVE COMPENSATION

Compensation Philosophy and Process

The responsibility for establishing, administering and interpreting our policies governing the compensation and benefits for our executive officers lies with our senior management, subject to the review and approval of our board of directors. Our board of directors has not retained the services of any compensation consultants.

The goals of our executive compensation program are to attract, motivate and retain individuals with the skills and qualities necessary to support and develop our business within the framework of our size and available resources. In 2016, we designed our executive compensation program to achieve the following objectives:

●	attract and retain executives experienced in developing and delivering products such as our own;
●	motivate and reward executives whose experience and skills are critical to our success;
●	reward performance; and
●	align the interests of our executive officers and other key employees with those of our stockholders by motivating our executive officers and other key employees to increase stockholder value.

As a “controlled company” under the corporate governance rules of the Nasdaq stock market, we are not required to have a compensation committee, nor have we engaged any compensation consultants to determine or recommend the amount and form of executive and director compensation during and for 2016. At this time, our board of directors has determined that the financial and administrative burden of engaging compensation consultants is not justified in light of our Company’s size, its resources and our relatively small number of executive officers and directors. Rather, the recommended level, components and rationale for our compensation program are developed and presented each year by our principal executive officers to the board of directors for its consideration and approval. Our board of directors has specific authority to limit cash bonus awards to our named executive officers, as provided for in their employment agreements, which authority may not be delegated to other persons at this time.

2016 and 2015 Summary Compensation Table

The following table summarizes, for each of the last two fiscal years ended December 31, 2016 and 2015, the compensation paid to (i) Nathan J. Mazurek, our chief executive officer, president and chairman of the board of directors, (ii) Andrew Minkow, who served as our chief financial officer, secretary, treasurer and a director from August 12, 2010 to January 7, 2016 and (iii) Thomas Klink, who has served as our chief financial officer, secretary and treasurer since January 7, 2016 and prior to that served as the president of Jefferson Electric, Inc. and a director, whom we refer to collectively herein as the “named executive officers.”

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards (1) ($)	All Other Compensation ($)		Total ($)
Nathan J. Mazurek	2016	425,000	—	1,270	11,000	(2)	437,270
President, Chief Executive Officer, Chairman of the Board of Directors	2015	410,000	—	3,084	7,000	(2)	420,084

Andrew Minkow (3)	2016	5,777	—	—	326,104	(4)	331,881
Former Chief Financial Officer, Secretary, Treasurer and Director	2015	305,000	—	3,084	6,000	(2)	314,084

Thomas Klink (3)	2016	293,333	—	1,270	81,667	(5)	376,270
Chief Financial Officer, Secretary, Treasurer, President of Jefferson Electric, Inc. and Director	2015	250,000	—	3,084	7,000	(2)	260,084

(1)	Amounts represent the aggregate grant date fair value, as determined in accordance with FASB ASC Topic 718, with the exception that the amounts shown assume no forfeitures. The assumptions used to calculate the value of share based awards are set forth in “Item 8. Financial Statements and Supplementary Data – Note 13. Stock-Based Compensation” contained in our Annual Report on Form 10-K for the year ended December 31, 2016. These amounts do not represent the actual value that may be realized by our named executive officers, as that is dependent on the long-term appreciation in our common stock.
(2)	Comprised of board of directors meeting fees.
(3)	On January 7, 2016, Andrew Minkow resigned as our chief financial officer, secretary and treasurer and Thomas Klink, president of Jefferson Electric, Inc. and a director, was appointed as his successor.
(4)	Comprised of supplemental and severance payments and consulting fees.
(5)	Comprised of additional compensation for Chief Financial Officer duties from January 2016 to April 2016, board of directors fees and audit committee meeting fees.

Agreements with Executive Officers

Nathan J. Mazurek

We entered into an employment agreement with Mr. Mazurek, dated as of December 2, 2009, pursuant to which Mr. Mazurek was to serve as our chief executive officer for a term of three years. Pursuant to this employment agreement, Mr. Mazurek was entitled to receive an annual base salary of $250,000 from December 2, 2009 through December 2, 2010, which was increased to $275,000 on December 2, 2010 and to $300,000 on December 2, 2011. Mr. Mazurek was entitled to receive an annual cash bonus at the discretion of our board of directors, or a committee thereof, of up to 50% of his annual base salary, which percentage was permitted to be increased in the discretion of the board. In the event that Mr. Mazurek was terminated without cause, Mr. Mazurek would have been entitled to receive his base salary for the balance of the term of the agreement.

This agreement prohibited Mr. Mazurek from competing with us for a period of four years following the date of termination, unless he was terminated without cause or due to disability or he voluntarily resigned following a breach by us of this agreement, in which case he was prohibited from competing with us for a period of only two years.

We entered into a new employment agreement with Mr. Mazurek, dated as of March 30, 2012, pursuant to which Mr. Mazurek will serve as our chief executive officer for a three year term ending on March 31, 2015. Pursuant to this new employment agreement, Mr. Mazurek was entitled to receive an annual base salary of $350,000 during the remainder of the 2012 calendar year, which increased to $365,000 during the 2013 calendar year and then to $380,000 for the remainder of his employment term. The other material terms of the new employment agreement are substantially similar to those under his previous agreement, except that Mr. Mazurek has agreed not to compete with us for a period of one year following the termination of his employment for any reason.

On November 11, 2014, we entered into a first amendment to our employment agreement with Mr. Mazurek, pursuant to which the term of the employment agreement was extended by a period of three years ending on March 31, 2018. In addition, pursuant to this employment agreement, as amended, Mr. Mazurek became entitled to receive an annual base salary of $410,000 beginning on the amendment effective date and ending on December 31, 2015, which increases to $425,000 during the 2016 calendar year, and which will increase to $440,000 for the period beginning on January 1, 2017 and ending on the last day of the term.

On June 30, 2016, we entered into a second amendment to our employment agreement with Mr. Mauzurek, pursuant to which the term of the employment agreement was extended by a period of three years ending on March 31, 2021. In addition, pursuant to this employment agreement, as amended, Mr. Mazurek became entitled to receive an annual base salary of $425,000 for the period beginning on January 1, 2016 and ending on December 31, 2016, $440,000, for the period beginning on January 1, 2017 and ending on December 31, 2017, $465,000, for the period beginning on January 1, 2018 and ending on December 31, 2018, $490,000, for the period beginning on January 1, 2019 and ending on December 31, 2019, and $515,000 per annum, for the period beginning on January 1, 2020 and ending on March 31, 2021.

Andrew Minkow

Andrew Minkow served as our chief financial officer, secretary and treasurer from August 12, 2010 to January 7, 2016. In connection with his appointment, we entered into an employment agreement with Mr. Minkow, dated as of August 12, 2010, pursuant to which Mr. Minkow was to serve as our chief financial officer, secretary and treasurer for a term of three years. Pursuant to this employment agreement, Mr. Minkow was entitled to receive an annual base salary of $180,000 until August 12, 2011, which was increased to $205,000 on August 12, 2011 and would have been increased to $230,000 on August 12, 2012. Mr. Minkow was entitled to receive an annual cash bonus at the discretion of our board of directors, or a committee thereof, of up to 50% of his base salary, which percentage was permitted to be increased in the discretion of the board. The employment agreement also provided that Mr. Minkow receive incentive stock options to purchase 30,000 shares of our common stock under our 2009 Equity Incentive Plan, which were granted on August 12, 2010 at an exercise price of $15.20 per share (as adjusted for the one-for-five reverse split of our common stock that occurred in June 2011). One-third of the stock options vested on each of August 12, 2011, August 12, 2012 and August 12, 2013. The stock options expire on August 12, 2020.

Under the August 12, 2010 agreement, if we terminated Mr. Minkow’s employment without cause, he would have been entitled to: (i) the continued payment of his base salary for the remainder of the term of the employment agreement; (ii) annual bonus payments based on the average bonus compensation (as a percentage of base salary) paid to Mr. Minkow during the period prior to his termination without cause and (iii) the immediate vesting of all stock options previously awarded to Mr. Minkow. Mr. Minkow also agreed not to compete with us, or to solicit employees or customers from us, until the earlier of (a) August 12, 2013, (b) the date upon which Mr. Minkow was terminated without cause, (c) the termination of Mr. Minkow’s employment due to disability or (d) Mr. Minkow’s voluntary termination of his employment following a breach by us of his employment agreement.

We entered into a new employment agreement with Mr. Minkow, dated as of March 30, 2012 (as amended, the “Minkow Employment Agreement”), pursuant to which he was to serve as our chief financial officer, secretary and treasurer for a three year term ending on March 31, 2015. Pursuant to the Minkow Employment Agreement, Mr. Minkow was entitled to receive an annual base salary of $255,000 during the remainder of the 2012 calendar year, which increased to $265,000 during the 2013 calendar year and then to $275,000 for the remainder of his employment term. The other material terms of the Minkow Employment Agreement were substantially similar to those under his previous agreement, except that (a) Mr. Minkow agreed not to compete with us for one year following termination of his employment, for any reason and (b) upon Mr. Minkow’s termination without cause, (i) his unvested options will expire immediately in accordance with his option agreements, (ii) his vested options will expire three months following his termination in accordance with his option agreements and (iii) he shall not be entitled to any bonus compensation.

On November 11, 2014, we entered into a first amendment to the Minkow Employment Agreement, pursuant to which the term of the agreement was extended by a period of three years ending on March 31, 2018. In addition, pursuant to the Minkow Employment Agreement, as amended, Mr. Minkow became entitled to receive an annual base salary of $305,000 beginning on the amendment effective date and ending on December 31, 2015, which was to increase to $315,000 during the 2016 calendar year, and further increase to $325,000 for the period beginning on January 1, 2017 and ending on the last day of the term.

On January 7, 2016, Mr. Minkow resigned as a director and chief financial officer, secretary and treasurer, effective immediately. In connection with his resignation, we entered into a General Release and Severance Agreement with Mr. Minkow (the “Severance Agreement”), pursuant to which, among other things, (i) the Minkow Employment Agreement, as amended, was terminated, except with respect to the provisions of the Minkow Employment Agreement relating to confidentiality and restrictive covenants that remain in effect, (ii) Mr. Minkow resigned from all of his offices and positions held with us, (iii) we retained Mr. Minkow as a consultant for a period of three months to perform such services as we may reasonably request for monthly retainer payments of $25,000, in exchange for Mr. Minkow making himself available for up to 40 hours per week, (iv) Mr. Minkow provided a release of claims against us, and (v) we agreed to provide Mr. Minkow with the following: (a) severance payments, in an amount equal to his base salary for a period of three months after the 60th day following the expiration of the three month consultancy period (with the initial payment including any amounts that would have been payable to Mr. Minkow during such 60 day period, subject to Mr. Minkow’s compliance with the Severance Agreement); and (b) a lump-sum equivalent to the Company’s portion of Mr. Minkow’s premiums under the Consolidated Omnibus Budget Reconciliation Act of 1985 for 12 months on the first payroll date after the 60th day following the date of the Severance Agreement. Any grants of equity-based incentive compensation granted to Mr. Minkow will remain subject to the terms of the Pioneer Power Solutions, Inc. 2011 Long-Term Incentive Plan and as set forth in the applicable grant documents.

In addition, in exchange for Mr. Minkow’s execution of a supplemental release agreement following the three month consultancy period, and Mr. Minkow’s compliance with the terms thereunder and the Severance Agreement, we agreed to pay Mr. Minkow an amount equal to his base salary for 6 months, payable in accordance with our standard payroll practices, following cessation of the above described severance payments.

Thomas Klink

On April 30, 2010, in connection with our acquisition of Jefferson Electric, Inc., Jefferson Electric, Inc. entered into an employment agreement with Thomas Klink pursuant to which Mr. Klink is serving as Jefferson Electric, Inc.’s president, subject to the authority of our chief executive officer, Mr. Mazurek, for an original term of three years. Mr. Klink was initially entitled to receive an annual base salary of $312,000. Mr. Klink’s employment may be terminated upon his death or disability, upon the occurrence of certain events that constitute “cause,” and without cause. If terminated without cause, Mr. Klink will be entitled to receive as severance an amount equal to his base salary for the remainder of the employment period under the agreement, conditioned upon his execution of a release in form reasonably acceptable to counsel of Jefferson Electric, Inc. On April 30, 2013, Jefferson Electric, Inc. and Mr. Klink entered into an amendment to this employment agreement, pursuant to which the term was extended to April 30, 2016, unless terminated earlier in accordance with its terms, and Mr. Klink’s annual base salary was reduced to $250,000.

On January 7, 2016, Mr. Klink was appointed as our chief financial officer, secretary and treasurer, effective upon the resignation of Andrew Minkow.

On June 30, 2016, we entered into a second amendment to our employment agreement with Mr. Klink, , pursuant to which the term was extended to April 30, 2019. In addition, Mr. Klink became entitled to an annual base salary of $315,000 for the period beginning on May 1, 2016 and ending on April 30, 2017, $340,000 for the period beginning on May 1, 2017 and ending on April 30, 2018, and $365,000 for the period beginning on May 1, 2018 and ending on April 30, 2019.

Outstanding Equity Awards at Fiscal Year End

The following table provides information on stock options previously awarded to each of the named executive officers and which remained outstanding as of December 31, 2016. This table includes unexercised and unvested options awards. Each outstanding award is shown separately for each named officer.

	Option Awards
		Number of		Number of
		Securities		Securities
		Underlying		Underlying
		Unexercised		Unexercised		Option
		Options		Options		Exercise	Option
	Date	(#)		(#)		Price	Expiration
Name	of Grant	Exercisable		Unexercisable		($)	Date
Nathan J. Mazurek	3/23/2010	400	(2)	—		$16.25	3/23/2020
	3/24/2011	2,000	(1)	—		13.20	3/24/2016
	3/24/2011	400	(2)	—		12.00	3/24/2021
	3/23/2012	13,000	(1)	—		4.53	3/23/2017
	3/23/2012	1,000	(2)	—		4.11	3/23/2022
	3/20/2013	25,000	(3)	—		5.60	3/20/2023
	3/20/2013	1,000	(2)	—		5.60	3/20/2023
	3/06/2014	33,333	(3)	16,667	(3)	10.21	3/06/2024
	3/06/2014	1,000	(2)	—		10.21	3/06/2024
	3/30/2015	1,000	(2)	—		8.98	3/30/2025
	3/10/2016	—		1,000	(2)	3.68	3/10/2026

Thomas Klink	3/24/2011	1,000	(1)	—		$12.00	3/24/2021
	3/24/2011	400	(2)	—		12.00	3/24/2021
	3/23/2012	3,000	(1)	—		4.11	3/23/2022
	3/23/2012	1,000	(2)	—		4.11	3/23/2022
	3/20/2013	3,000	(1)	—		5.60	3/20/2023
	3/20/2013	1,000	(2)	—		5.60	3/20/2023
	3/06/2014	1,000	(2)	—		10.21	3/06/2024
	3/30/2015	1,000	(2)	—		8.98	3/30/2025
	3/10/2016	—		1,000	(2)	3.68	3/10/2026

(1)	Incentive stock options granted for service as an executive officer. Vests in equal annual installments upon each of the first three anniversaries of the grant date.
(2)	Non-qualified stock options granted for service as a director. Vests on the first anniversary of the grant date.
(3)	Non-qualified stock options granted for service as an executive officer. Vests in equal annual installments upon each of the first three anniversaries of the grant date.

Change of Control Agreements

We do not currently have plans providing for the payment of retirement benefits to our officers or directors, other than as described under “Agreements with Executive Officers” above.

We do not currently have any change-of-control or severance agreements with any of our executive officers or directors, other than as described under “Agreements with Executive Officers” above. In the event of the termination of employment of the named executive officers, any and all unexercised stock options shall expire and no longer be exercisable after a specified time following the date of the termination, other than as described under “Agreements with Executive Officers” above.

2009 Equity Incentive Plan

On December 2, 2009, our board of directors and stockholders adopted the 2009 Equity Incentive Plan, pursuant to which 320,000 shares of our common stock were reserved for issuance as awards to employees, directors, consultants and other service providers. The purpose of the 2009 Equity Incentive Plan was to provide an incentive to attract and retain directors, officers, consultants, advisors and employees whose services were considered valuable, to encourage a sense of proprietorship and to stimulate an active interest of such persons in our development and financial success. Under the 2009 Equity Incentive Plan, we were authorized to issue incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended, non-qualified stock options, restricted stock, stock appreciation rights, performance unit awards and stock bonus awards. The 2009 Equity Incentive Plan is currently administered by our board of directors but may be subsequently administered by a compensation committee designated by our board of directors. The 2011 Long-Term Incentive Plan that we adopted in May 2011 replaced and superseded the 2009 Equity Incentive Plan in its entirety but any awards granted prior to May 21, 2011 that are still outstanding are subject to the 2009 Equity Incentive Plan.

2011 Long-Term Incentive Plan

On May 11, 2011, our board of directors adopted the 2011 Long-Term Incentive Plan, subject to stockholder approval, which was obtained on May 31, 2011. The 2011 Long-Term Incentive Plan replaces and supersedes the 2009 Equity Incentive Plan. Our outside directors and our employees, including the principal executive officer, principal financial officer and other named executive officers, and certain contractors are all eligible to participate in the 2011 Long-Term Incentive Plan. The 2011 Long-Term Incentive Plan allows for the granting of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, dividend equivalent rights, and other awards, which may be granted singly, in combination, or in tandem, and upon such terms as are determined by the board or a committee of the board that is designated to administer the 2011 Long-Term Incentive Plan. Subject to certain adjustments, the maximum number of shares of our common stock that may be delivered pursuant to awards under the 2011 Long-Term Incentive Plan is 700,000 shares, of which 203,600 were available for future issuances as of April 3, 2017. The 2011 Long-Term Incentive Plan is currently administered by our board of directors but may be subsequently administered by a compensation committee designated by our board of directors.

Equity Compensation Plan Information

The following table provides certain information as of December 31, 2016 with respect to our equity compensation plans under which our equity securities are authorized for issuance:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved security holders	247,400	$9.3	452,600
Equity compensation plans not approved by security holders	—	—	—
Total	247,400	$9.3	452,600

DIRECTOR COMPENSATION

The following table provides compensation information for the one year period ended December 31, 2016 for each non-employee member of our board of directors:

Name	Fees Earned or Paid in Cash ($)		Option Awards ($)(1)(2)	Total ($)
Yossi Cohn	14,000	(3)	1,270	15,270
David J. Landes	11,000	(4)	1,270	12,270
Ian Ross	15,000	(3)	1,270	16,270
David Tesler	11,000	(4)	1,270	12,270
Jonathan Tulkoff	15,000	(3)	1,270	16,270

(1)	Amounts represent the aggregate grant date fair value, as determined in accordance with FASB ASC Topic 718, with the exception that the amounts shown assume no forfeitures. The assumptions used to calculate the value of share based awards are set forth in “Item 8. Financial Statements and Supplementary Data – Note 13. Stock-Based Compensation” contained in our Annual Report on Form 10-K for the year ended December 31, 2016. These amounts do not represent the actual value that may be realized by our non-employee directors, as that is dependent on the long-term appreciation in our common stock.

(2)

On March 10, 2016, we granted each director non-qualified stock options to purchase 1,000 shares of our common stock. The grants were made under our 2011 Long-Term Incentive Plan at an exercise price of $3.68 per share. All of the options vested on March 10, 2017 and will expire on March 10, 2026.

(3)	Comprised of board of directors and audit committee meeting fees.
(4)	Comprised of board of directors meeting fees.

All of our directors, including our employee directors, are paid cash compensation in connection with their attendance at the meetings of the board of directors. Our directors are also reimbursed for reasonable out-of-pocket expenses incurred in connection with their attendance at such meetings. For the year ended December 31, 2016, our directors were paid cash compensation of $1,000 per meeting for attendance at the first meeting of the board of directors held in 2016. Commencing March 10, 2016, the fee was increased to $3,000 per meeting for attendance at a board of directors meeting after March 10, 2016. In addition, commencing on March 10, 2016, the members of our audit committee and our chief financial officer received a fee of $1,000 per meeting for attendance at a meeting of our audit committee after March 10, 2016.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF BDO USA, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of our board of directors has appointed BDO USA, LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2017, subject to stockholder ratification. BDO USA, LLP served as our independent registered public accounting firm for the fiscal years ended December 31, 2016 and 2015. The audit committee of our board has reviewed the independence of BDO USA, LLP as auditor and its performance over the fiscal years ended December 31, 2016 and 2015. The audit committee of our board of directors has concluded that BDO USA, LLP is independent and that it is in the best interests of the Company and its shareholders to retain BDO as independent auditor for 2017.

Representatives of BDO USA, LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

The following table presents aggregate fees for professional services rendered by BDO USA, LLP during the fiscal years ended December 31, 2016 and 2015 (in thousands):

	Year Ended December 31,
	2016	2015
Audit fees (1)	$480	$544
Audit-related fees (2)	10	10
Tax fees (3)	128	184
Total fees	$618	$738

(1)	Audit fees consisted primarily of fees for the annual audit of our consolidated financial statements, the interim reviews of the quarterly consolidated financial statements, review of a registration statement and normal, recurring accounting consultations.

(2)	Audit-related fees consisted of fees related to the audit of an employee benefit plan

(3)	Tax fees consisted primarily of fees related for tax compliance.

Pre-Approval of Independent Registered Public Accounting Firm Fees and Services Policy

Our audit committee pre-approves all auditing and permitted non-audit services to be performed for us by our independent auditor against estimates submitted by the auditor, except for de minimis non-audit services that are approved by the audit committee prior to the completion of the audit. The audit committee has pre-established limits that require audit committee approval in advance of any additional funds that may be required in excess of the auditor’s estimate. The audit committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services. The audit committee pre-approved all of the fees set forth in the table above.

Approval of Independent Registered Public Accounting Firm Services and Fees

The board of directors requests that stockholders ratify the appointment of BDO USA, LLP as the independent registered public accounting firm to conduct the audit of our financial statements for the fiscal year ending December 31, 2017. In the event that the stockholders fail to ratify the selection, the board of directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the board of directors, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the fiscal year if the board of directors determines that such a change could be in the best interest of our stockholders.

Vote Required

The affirmative vote of the holders of a majority of the shares of our common stock represented in person or by proxy at the Annual Meeting is required to adopt the proposal to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

The board of directors recommends a vote FOR the ratification of the appointment of BDO USA, LLP.

PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our stockholders to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the SEC’s rules. The proposal, commonly known as a “say on pay” proposal, gives our stockholders the opportunity to express their views on the Company’s executive compensation. Because this is an advisory vote, this proposal is not binding upon the Company, our board of directors or upon a designated compensation committee of the board; however, our board of directors values the opinions expressed by stockholders in their vote on this proposal. To the extent there is any significant vote against the compensation of our named executive officers as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and our board of directors will evaluate whether any actions are necessary to address these concerns.

As described under the heading “Compensation Philosophy and Process,” our executive compensation program is administered with the aim of:

●	attracting and retaining executives experienced in developing and delivering products such as our own;
●	motivating and rewarding executives whose experience and skills are critical to our success;
●	rewarding performance; and
●	aligning the interests of our executive officers and other key employees with those of our stockholders by motivating executive officers and other key employees to increase stockholder value.

We are asking our stockholders to indicate their support for our named executive officer compensation program as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement.

Vote Required

The affirmative vote of the holders of a majority of the shares of our common stock represented in person or by proxy at the Annual Meeting is required to approve the advisory vote on executive compensation. This is a non-binding advisory vote.

The board of directors recommends a vote FOR the advisory vote on executive compensation disclosed in the Company’s proxy statement for the 2017 Annual Meeting including the compensation tables and the related narrative disclosure.

OTHER BUSINESS

The board of directors knows of no other business to be brought before the Annual Meeting.  If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote the proxy in accordance with applicable law and as they may deem appropriate in their discretion, unless directed by the proxy to do otherwise.

SUBMISSION OF FUTURE STOCKHOLDER PROPOSALS

Pursuant to rules of the SEC, a stockholder who intends to present a proposal at our next annual meeting of stockholders and who wishes the proposal to be included in the proxy statement for that meeting must submit the proposal to us in writing to the attention of the Secretary at Pioneer Power Solutions, Inc., 400 Kelby Street, 12th Floor, Fort Lee, New Jersey 07024.  The proposal must be received no later than December 15, 2017, after which date such stockholder proposal will be considered untimely.  With respect to other shareholder proposals, management will be able to vote proxies in its discretion without advising shareholders in the 2018 proxy statement about the nature of the matter and how management intends to vote if notice of the proposal is not received by us at our principal executive offices before February 28, 2018.

  A copy of Pioneer Power Solutions, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 is available without charge (except for exhibits, which are available upon payment of a reasonable fee) upon written request to Pioneer Power Solutions, Inc., 400 Kelby Street, 12th Floor, Fort Lee, New Jersey 07024.

PIONEER POWER SOLUTIONS, INC. Thomas Klink 400 KELBY STREET, 12TH FLOOR FORT LEE, NJ 07024

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:			☐	☐	☐

1.	Election of Directors

Nominees

01 Nathan J. Mazurek 02 Thomas Klink 03 Yossi Cohn 04 David J. Landes 05 Ian Ross
06 David Tesler 07 Jonathan Tulkoff

The Board of Directors recommends you vote FOR proposals 2 and 3.								For	Against	Abstain

2.	Ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.							☐	☐	☐

3.	Approval of the compensation of the Company’s named executive officers.							☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here.					☐
(see reverse for instructions)			Yes	No

Please indicate if you plan to attend this meeting			☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

0000332015_1       R1.0.1.15

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, 2016 Annual Report to Stockholders are available at www.proxyvote.com

PIONEER POWER SOLUTIONS, INC. Annual Meeting of Stockholders May 11, 2017 11:00 AM Eastern Time This proxy is solicited by the Board of Directors

The stockholder hereby appoints Nathan J. Mazurek and Thomas Klink, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of PIONEER POWER SOLUTIONS, INC. that the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 AM, EDT on May 11, 2017, at the offices of Haynes and Boone, LLP, located at 30 Rockefeller Plaza, 26th Floor, New York, New York, 10112 and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000332015_2      R1.0.1.15